As filed with the Securities and Exchange Commission on May 24, 2022

Registration No. 333-20389

Registration No. 333-40483

Registration No. 333-64480

Registration No. 333-111177

Registration No. 333-117250

Registration No. 333-134258

Registration No. 333-152472

Registration No. 333-167457

Registration No. 333-180832

Registration No. 333-189172

Registration No. 333-196644

Registration No. 333-211782

Registration No. 333-232775

Registration No. 333-257345

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-20389

FORM S-8 REGISTRATION STATEMENT NO. 333-40483

FORM S-8 REGISTRATION STATEMENT NO. 333-64480

FORM S-8 REGISTRATION STATEMENT NO. 333-111177

FORM S-8 REGISTRATION STATEMENT NO. 333-117250

FORM S-8 REGISTRATION STATEMENT NO. 333-134258

FORM S-8 REGISTRATION STATEMENT NO. 333-152472

FORM S-8 REGISTRATION STATEMENT NO. 333-167457

FORM S-8 REGISTRATION STATEMENT NO. 333-180832

FORM S-8 REGISTRATION STATEMENT NO. 333-189172

FORM S-8 REGISTRATION STATEMENT NO. 333-196644

FORM S-8 REGISTRATION STATEMENT NO. 333-211782

FORM S-8 REGISTRATION STATEMENT NO. 333-232775

FORM S-8 REGISTRATION STATEMENT NO. 333-257345

UNDER

THE SECURITIES ACT OF 1933

Antares Pharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	41-1350192
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Princeton South, Suite 300 Ewing, New Jersey	08628
(Address of Principal Executive Offices)	(Zip Code)

Medi-Ject Corporation 1993 Stock Option Plan

Medi-Ject Corporation 1996 Stock Option Plan

Medi-Ject Corporation 1996 Stock Option Plan, As Amended

1998 Stock Option Plan for Non-Employee Directors

2001 Stock Option Plan for Non-Employee Directors and Consultants

2001 Incentive Stock Option Plan for Employees

Antares Pharma, Inc. 2006 Equity Incentive Plan

Antares Pharma, Inc. 2008 Equity Compensation Plan

Antares Pharma, Inc. 2008 Equity Compensation Plan, As Amended

Antares Pharma, Inc. Equity Compensation Plan, As Amended and Restated

(Full titles of the plans)

Nicole LaBrosse

Secretary

Antares Pharma, Inc.

100 Princeton South, Suite 300

Ewing, New Jersey 08628

(617) 945-7361

(Name, address and telephone number of agent for service)

Copies to:

Michael J. Aiello, Esq.

Sachin Kohli, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

(212) 310-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SHARES

Antares Pharma, Inc., a Delaware corporation (the “Registrant”), is filing with the U.S. Securities and Exchange Commission (the “Commission”) these post-effective amendments (the “Post-Effective Amendments”) to deregister any and all shares of common stock, par value $0.01 per share, of the Registrant (the “Shares”), previously registered but unsold or otherwise unissued under the following Registration Statements on Form S-8 as of the date hereof (the “Registration Statements”), together with any and all plan interests and other securities registered thereunder:

•

Registration Statement No. 333-20389, filed with the Commission on January 24, 1997, relating to the registration of (i) 495,050 Shares under the Medi-Ject Corporation 1993 Stock Option Plan and (ii) 500,000 Shares under the Medi-Ject Corporation 1996 Stock Option Plan;

•

Registration Statement No. 333-40483, filed with the Commission on November 18, 1997, relating to the registration of 700,000 additional Shares under the Medi-Ject Corporation 1996 Stock Option Plan, as amended;

•

Registration Statement No. 333-64480, filed with the Commission on July 3, 2001, relating to the registration of (i) 19,000 Shares under the 1998 Stock Option Plan for Non-Employee Directors, (ii) 200,000 Shares under the 2001 Stock Option Plan for Non-Employee Directors and Consultants and (iii) 600,000 Shares under the 2001 Incentive Stock Option Plan for Employees;

•

Registration Statement No. 333-111177, filed with the Commission on December 15, 2003, relating to the registration of (i) 400,000 additional Shares under the 2001 Stock Option Plan for Non-Employee Directors and Consultants and (ii) 1,400,000 additional Shares under the 2001 Incentive Stock Option Plan for Employees;

•

Registration Statement No. 333-117250, filed with the Commission on July 9, 2004, relating to the registration of (i) 1,000,000 additional Shares under the 2001 Stock Option Plan for Non-Employee Directors and Consultants and (ii) 2,000,000 additional Shares under the 2001 Incentive Stock Option Plan for Employees;

•	Registration Statement No. 333-134258, filed with the Commission on May 18, 2006, relating to the registration of 2,500,000 Shares under the Antares Pharma, Inc. 2006 Equity Incentive Plan;

•	Registration Statement No. 333-152472, filed with the Commission on July 23, 2008, relating to the registration of 10,000,000 Shares under the Antares Pharma, Inc. 2008 Equity Compensation Plan;

•

Registration Statement No. 333-167457, filed with the Commission on June 11, 2010, relating to the registration of 1,500,000 additional Shares under the Antares Pharma, Inc. 2008 Equity Compensation Plan, as amended;

•

Registration Statement No. 333-180832, filed with the Commission on April 19, 2012, relating to the registration of 2,000,000 additional Shares under the Antares Pharma, Inc. 2008 Equity Compensation Plan, as amended;

•

Registration Statement No. 333-189172, filed with the Commission on June 7, 2013, relating to the registration of 1,500,000 additional Shares under the Antares Pharma, Inc. 2008 Equity Compensation Plan, as amended;

•

Registration Statement No. 333-196644, filed with the Commission on June 10, 2014, relating to the registration of 6,000,000 additional Shares under the Antares Pharma, Inc. 2008 Equity Compensation Plan, as amended;

•

Registration Statement No. 333-211782, filed with the Commission on June 2, 2016, relating to the registration of 11,200,000 additional Shares under the Antares Pharma, Inc. 2008 Equity Compensation Plan, as amended;

•

Registration Statement No. 333-232775, filed with the Commission on July 23, 2019, relating to the registration of 8,000,000 additional Shares under the Antares Pharma, Inc. Equity Compensation Plan, as amended and restated; and

•

Registration Statement No. 333-257345, filed with the Commission on June 24, 2021, relating to the registration of 10,000,000 additional Shares under the Antares Pharma, Inc. Equity Compensation Plan, as amended and restated.

On May 24, 2022, pursuant to the terms of the Agreement and Plan of Merger, dated as of April 12, 2022, by and among the Registrant, Halozyme Therapeutics, Inc., a Delaware corporation (“Parent”), and Atlas Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Purchaser”), Purchaser merged with and into the Registrant with the Registrant surviving the merger as a wholly owned subsidiary of Parent (the “Merger”). The Merger became effective on May 24, 2022, upon the filing of the certificate of merger with the Secretary of State of the State of Delaware.

As a result of the Merger, the Registrant has terminated all offerings and sales pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of these Post-Effective Amendments, any of the Shares registered under the Registration Statements that remain unsold at the termination of the offerings, the Registrant hereby amends the Registration Statements to remove from registration the Shares registered but remaining unsold under the Registration Statements as of the date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 24, 2022.

ANTARES PHARMA, INC.

By:	/s/ Nicole LaBrosse
Name:	Nicole LaBrosse
Title:	Secretary

Pursuant to the Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendments to the Registration Statements.